UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2015

SURGICAL CARE AFFILIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36154	20-8740447
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Lake Cook Road, Suite 250 Deerfield, IL		60015
(Address of principal executive offices)		(Zip Code)

(847) 236-0921

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the expansion of the size of the Board of Directors (the “Board”) of Surgical Care Affiliates, Inc. (the “Company”) from eight to nine directors and the election of Michael A. Sachs to the Board, as described below in Item 5.02 of this Current Report on Form 8-K, the Company entered into a Second Amendment to Stockholders Agreement (the “Second Amendment”), dated August 21, 2015, with TPG Partners V, L.P., TPG FOF V-A, L.P. and TPG FOF V-B, L.P. (together with their affiliates, “TPG”). The Stockholders Agreement, dated November 4, 2013, between the Company and TPG (as amended, the “Stockholders Agreement”), among other things, entitles TPG to designate for nomination a majority of the seats on the Board (the “TPG Directors”) so long as TPG beneficially owns more than 50% of the number of shares of the Company’s common stock that TPG owned as of the closing of the Company’s initial public offering (the “Post-IPO TPG Shares”). The Company and TPG entered into the Second Amendment in order to (i) provide that, for so long as TPG beneficially owns more than 50% of the Post-IPO TPG Shares and the Board is comprised of nine directors (five of whom are non-TPG Directors), TPG may cause the Company, at TPG’s request, to appoint up to two additional TPG Directors to the Board, (ii) set forth the number of TPG Directors that TPG will be entitled to designate to the Board if its beneficial ownership of the Post-IPO TPG Shares falls below 50% and (iii) limit the size of the Board to eleven directors for as long as at least one TPG Director serves on the Board.

The foregoing summary of the Second Amendment is not complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. Additionally, the foregoing summary of the Stockholders Agreement is not complete and is qualified in its entirety by reference to the full text of the Stockholders Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 4, 2013 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 21, 2015, upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), the Board increased the size of the Board from eight to nine directors and elected Michael A. Sachs to fill the newly created directorship, effective September 1, 2015. Mr. Sachs will serve as a Class II director of the Board until the expiration of his term on the date of the Company’s annual meeting of shareholders in 2018 and until his successor is elected and qualified. Additionally, upon the recommendation of the Nominating and Corporate Governance Committee, the Board approved the appointment of Mr. Sachs to the Compensation Committee of the Board, effective September 1, 2015.

Previously, Mr. Sachs served as Chairman and CEO of Sg2, a healthcare analytics and consulting firm which was sold to MedAssets in 2014. Prior to founding Sg2, Mr. Sachs served as Chairman and CEO of Sachs Group, which provided health care planning and marketing services to hospitals and health plans, and founded bSwift, an on-line benefits administration firm that was acquired by Aetna. Previously, Mr. Sachs was a consultant with Ernst & Whinney and with AT Kearney.

There are no arrangements or understandings between Mr. Sachs and any other person pursuant to which Mr. Sachs was selected as a director of the Company. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Sachs and the Company. In connection with Mr. Sachs’s service as a member of the Board, he will receive the same compensation paid by the Company to its non-employee directors as disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 24, 2015, including an annual cash retainer of $50,000 and an annual grant of restricted stock units in the amount of $75,000. In addition to this compensation, Mr. Sachs will enter into the Company’s standard form of indemnification agreement with directors, a copy of which is filed as Exhibit 10.30 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and which is incorporated herein by reference. The compensation of the Company’s directors may be adjusted by the Board from time to time, subject to the terms of any letter agreements entered into with such directors.

On August 25, 2015, the Company issued a press release announcing Mr. Sachs’s election to the Company’s Board of Directors. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

10.1	Second Amendment to Stockholders Agreement by and among the Company and the stockholders party thereto, dated August 21, 2015

99.1	Press Release dated August 25, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Surgical Care Affiliates, Inc.

Dated: August 25, 2015	/s/ Richard L. Sharff, Jr.
	Name:	Richard L. Sharff, Jr.
	Title:	Executive Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

10.1	Second Amendment to Stockholders Agreement by and among the Company and the stockholders party thereto, dated August 21, 2015

99.1	Press Release dated August 25, 2015